UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

June 6, 2017

Date of Report (date of earliest event reported)

SALESFORCE.COM, INC.

(Exact name of Registrant as specified in charter)

Delaware	001-32224	94-3320693
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

The Landmark @ One Market, Suite 300

San Francisco CA 94105

(Address of principal executive offices)

Registrant’s telephone number, including area code: (415) 901-7000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As noted below, on June 6, 2017, the stockholders of salesforce.com, inc. (the “Company”) approved amendments to the Company’s 2013 Equity Incentive Plan to, among other things, increase the number of shares authorized for grant by 37 million and an amendment to the Company’s 2004 Employee Stock Purchase Plan to increase the number of shares authorized for employee purchase by 8 million. The amendments to the 2013 Equity Incentive Plan also included provisions subjecting awards to minimum vesting requirements and clarifying that dividends or dividend equivalents credited or payable in connection with restricted stock or restricted stock units are subject to the same restrictions as the underlying award and will not be paid until the underlying award vests. The amended 2013 Equity Incentive Plan and the amended 2004 Employee Stock Purchase Plan are each described in more detail in the Company’s 2017 Proxy Statement, which was filed with the Securities and Exchange Commission on April 26, 2017.

The foregoing descriptions and the summaries contained in the Company’s 2017 Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the amended 2013 Equity Incentive Plan and the amended 2004 Employee Stock Purchase Plan, which are attached hereto as Exhibits 10.1 and 10.2, respectively.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company held its 2017 Annual Meeting of Stockholders on June 6, 2017 (the “Meeting”). The proposals considered at the Meeting are described in detail in the Company’s 2017 Proxy Statement. The following proposals were voted upon and the final voting results with respect to each such proposal are set forth below:

1.	Elect the following eleven directors, to serve on the Board of Directors (the “Board”) until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified:

	For	Against	Abstain	Broker Non-Votes
Marc Benioff	581,180,319	7,374,713	3,655,061	53,530,867
Keith Block	581,074,984	8,870,675	2,264,434	53,530,867
Craig Conway	585,768,761	4,183,946	2,257,386	53,530,867
Alan Hassenfeld	578,675,265	11,255,453	2,279,375	53,530,867
Neelie Kroes	589,483,011	464,444	2,262,638	53,530,867
Colin Powell	589,232,424	725,973	2,251,696	53,530,867
Sanford Robertson	577,260,657	12,682,992	2,266,444	53,530,867
John V. Roos	583,919,059	6,025,657	2,265,377	53,530,867
Robin Washington	584,836,618	5,107,861	2,265,614	53,530,867
Maynard Webb	582,902,043	7,046,349	2,261,701	53,530,867
Susan Wojcicki	564,680,177	25,281,587	2,248,329	53,530,867

2.	Approve the amendment of the Company’s 2013 Equity Incentive Plan:

For	Against	Abstain	Broker Non-Votes
454,580,150	135,242,399	2,387,544	53,530,867

3.	Approve the amendment of the Company’s 2004 Employee Stock Purchase Plan:

For	Against	Abstain	Broker Non-Votes
588,271,253	1,647,118	2,291,722	53,530,867

4.	Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending January 31, 2018:

For	Against	Abstain	Broker Non-Votes
594,481,181	48,970,714	2,289,065	0

5.	Advisory vote on the compensation of the named executive officers, as disclosed in the Company’s 2017 Proxy Statement:

For	Against	Abstain	Broker Non-Votes
569,645,235	18,487,900	4,076,958	53,530,867

6.	Advisory vote on the frequency of future advisory votes on executive compensation:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
550,469,703	650,247	38,468,669	2,621,474	53,530,867

Considering the strong support for an annual vote as reflected in the voting results, the Company’s past practice of holding annual advisory votes and in light of Board’s recommendation of an annual frequency for future advisory votes to approve the compensation of the Company’s named executive officers, the Company will continue to hold future advisory votes to approve the compensation of the Company’s named executive officers annually until the matter is again submitted to the Company’s stockholders for a vote.

7.	Stockholder proposal requesting action to allow stockholders to request special meetings of stockholders:

For	Against	Abstain	Broker Non-Votes
297,624,555	291,930,210	2,655,328	53,530,867

The Company values the views of its stockholders and intends to explore this topic further as the Board continues to evaluate the stockholder proposal.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated 2013 Equity Incentive Plan

10.2	Amended and Restated 2004 Employee Stock Purchase Plan

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 7, 2017	salesforce.com, inc.

/s/ Amy Weaver
Amy Weaver
President, Legal, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amended and Restated 2013 Equity Incentive Plan

10.2	Amended and Restated 2004 Employee Stock Purchase Plan